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                                                                   Exhibit 10.16

                  SUMMARY OF COMPENSATION ARRANGEMENTS FOR THE
               COOPERATIVE'S NAMED EXECUTIVE OFFICER AND DIRECTORS


Compensation Arrangement for the Cooperative's Named Executive Officer

Following is a description of the compensation arrangement for Stephen R. Wright, the Cooperative's Named Executive Officer:

      Stephen R. Wright       $185,000 annual base salary beginning August 19, 2006,
                              pursuant to the terms of his employment agreement with
                              the Cooperative

Compensation Arrangements for Directors

Directors of the Cooperative are paid an annual retainer. Each director who is a member-grower receives an annual retainer of $8,000, except Mr. Call, who also serves as Chairman of the Board of Directors of the Cooperative, receives an annual retainer of $12,000. Each non-member grower director, namely Mr. Harrington Jr., Mr. Lipinski and Mr. Stotz receive a retainer at an annual rate of $20,000.